Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Sandra Wheatley
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-391-9408
mspolver@fortinet.com	swheatley@fortinet.com

Fortinet Announces Preliminary Third Quarter 2016 Financial Results

•	Full Quarterly Results To Be Announced October 27, 2016

•	Company’s Share Repurchase Program Increased by $100 Million

SUNNYVALE, Calif. - October 11, 2016 - Fortinet® (NASDAQ: FTNT), a global leader in high performance cyber security solutions, today announced preliminary financial results for the third quarter ended September 30, 2016.

Based on preliminary financial information, Fortinet expects total billings1 to be in the range of $343 million to $348 million compared to our previously announced guidance of $372 million to $376 million. Fortinet also expects to report total revenue for the third quarter of 2016 in the range of $311 million to $316 million compared to our previously announced guidance of $319 million to $324 million. Non-GAAP diluted net income1 per share is expected to be $0.15 to $0.16 compared to our previously announced guidance of $0.17 to $0.18. Third quarter 2016 preliminary results are subject to change based on the completion of the Company’s quarter-end review process.

Fortinet’s Board of Directors has also authorized a $100 million increase to its existing share repurchase program, bringing the amount authorized under the current program to $300 million. During the third quarter of 2016, the company repurchased $25 million of common stock under its share repurchase program. During 2016, $75 million of common stock has been repurchased under the program, leaving $225 million available for share repurchases as of September 30, 2016.

“Our third quarter results were primarily impacted by the lengthening of deal cycles as enterprises are becoming more strategic with their purchasing decisions and buying with less urgency than last year. We also encountered sales execution challenges in the North America resulting from the newness of our sales organization, as well as macro issues in Latin America and the U.K.,” said Ken Xie, founder, chairman and chief executive officer. “Though we are disappointed with our third quarter performance, we continue to feel good about our competitive-differentiating and market-leading security fabric.  We remain confident in the underlying strength of our business and long-term growth opportunity, and committed to delivering returns to our shareholders."

1 An explanation of these measures is included below under the heading “Non-GAAP Financial Measures.”

Preliminary Results Conference Call Today

Fortinet will host a conference call today, October 11, 2016, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its preliminary third quarter results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international), with conference ID # 96799990. A live webcast of the conference call will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through October 18, 2016, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international), with conference ID # 96799990.

Full Quarterly Results Conference Calls on October 27, 2016

Fortinet plans to report full financial results for the third quarter ended September 30, 2016 after the close of the market on October 27, 2016. The Company will hold a conference call to discuss these results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Fortinet’s financial results conference call can be accessed by dialing (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 92898989. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through November 3, 2016, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 92898989.

Following Fortinet’s financial results conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 92905958. This call will be webcast live and accessible at http://investor.fortinet.com, and will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through November 3, 2016, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 92905958.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider, and government organizations around the world. Fortinet empowers its customers with intelligent, seamless protection across the expanding attack surface and the power to take on ever-increasing performance requirements of the borderless network -- today and into the future. Only the Fortinet Security Fabric architecture can deliver security without compromise to address the most critical security challenges, whether in networked, application, cloud or mobile environments. More than 280,000 customers worldwide trust Fortinet to protect their businesses. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.

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Copyright © 2016 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners.

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Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding Fortinet’s expectations around its third quarter results and future prospects. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. The expected third quarter results are merely current estimates and the final results may differ materially as the company completes its review of the financial statements for the third quarter. Important factors that materially impact future prospects include the following general economic risks; global economic conditions and foreign currency risks; increasing competitiveness in the security market; the dynamic nature of the security market; specific economic risks worldwide and in different geographies, and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; longer sales cycles, particularly for larger enterprise customers; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions, and innovation; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our products and services in general and by specific customer segments; competition and pricing pressure; risks related to integrating acquisitions; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions and estimates only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Billings (Non-GAAP). We define billings as revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive future revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings instead of GAAP revenue. First, billings include amounts that have not yet been recognized as revenue and are impacted by the term of security and support agreements. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management accounts for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with GAAP revenue.

Non-GAAP diluted net income per share. We define non-GAAP diluted net income per share as non-GAAP net income divided by the non-GAAP diluted weighted-average shares outstanding. We define non-GAAP net income as net income plus stock-based compensation, business acquisition-related charges, purchase accounting adjustments, impairment and amortization of acquired intangible assets, restructuring charges, expenses associated with the implementation of a new ERP system, and, when applicable, any other significant non-recurring items in a given quarter, adjusted for the impact of the tax adjustment, if any required, resulting in an effective tax rate on a non-GAAP basis, which often differs from the GAAP effective tax rate. We believe the effective tax rates we used are reasonable estimates of normalized tax rates for our current and prior fiscal years under our global operating structure.
A reconciliation of billings to revenue and of non-GAAP diluted net income per share to GAAP diluted net income per share will be presented in our reporting of the full third quarter financial results scheduled for October 27, 2016.